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                                                                    EXHIBIT 10.6












                            BRITANNICA CENTRE LEASE

                          MIDWEST BANK & TRUST COMPANY



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                               TABLE OF CONTENTS


                                                                      Page


1.         Rent.........................................................  2
2.         Additional Rent..............................................  2
3.         Services.....................................................  4
4.         Landlord's Title.............................................  6
5.         Certain Rights Reserved to Landlord..........................  6
6.         [Intentionally Deleted]......................................  6
7.         Waiver of Claims.............................................  6
8.         Holding Over.................................................  7
9.         Assignment and Subletting....................................  7
10.        Condition of Premises........................................  8
11.        Alterations..................................................  8
12.        Use of Premises.............................................. 10
13.        Repairs...................................................... 14
14.        Untenantability.............................................. 15
15.        Eminent Domain............................................... 16
16.        Landlord's Remedies.......................................... 16
17.        Insurance.................................................... 19
18.        Subordination of Lease....................................... 20
19.        Sale of Premises by Landlord................................. 22
20.        Estoppel Certificate......................................... 22
21.        Notices...................................................... 22
22.        Miscellaneous................................................ 23
23.        Substitution of Premises..................................... 25
24.        Limitation on Landlord's Liability........................... 25
25.        Brokers...................................................... 25
26.        Security Deposit............................................. 26
27.        Mortgagee Protection......................................... 26
28.        Construction................................................. 26
29.        Termination Option........................................... 26
30.        Additional Condition......................................... 27
31.        Maintenance by Landlord...................................... 27
32.        Landlord Default............................................. 27
33.        Tenant Improvement Financing................................. 27


Exhibit A       -      Floor Plan
Exhibit B       -      Workletter
Exhibit C       -      Termination Fee Schedule
Exhibit D       -      Rules and Regulations
Exhibit E       -      Financing Documents

                                      i


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                           BRITANNICA CENTRE LEASE

     THIS LEASE is made in Chicago, Illinois, dated as of May 1, 1994.

     Chicago Title and Trust Company, as Trustee under Trust Agreement dated November 2, 1977, and known as Trust No. 1070932 ("Landlord"), hereby leases unto Midwest Bank & Trust Company, an Illinois corporation ("Tenant"), and Tenant accepts, that certain space (the "Premises") consisting of approximately 9,170 square feet, comprised of 5,292 square feet on the ground floor and 3,878 square feet on the lower level, as shown on the floor plan attached as Exhibit A to this Lease and made a part hereof, of the building (the "Building") situated on real estate commonly known as 310 South Michigan Avenue (the "Land"), Chicago, Illinois for a term of fifteen (15) years (the "Term") commencing on the Commencement Date (as hereinafter defined), and ending on the Expiration Date (as hereinafter defined), unless sooner terminated as provided herein, to be occupied and used by Tenant for banking and related activities including, without limitation, financial planning, counseling and investment services, insurance and trust business, and general office and administrative purposes, and for no other purpose.

     As used herein, the Commencement Date shall mean May 1, 1994, notwithstanding the fact that Landlord and Tenant may actually execute this Lease at a later date. Landlord and Tenant acknowledge that this Lease shall not be executed until such time as (i) Landlord and Tenant shall have approved the final Plans for the construction of the Tenant Work (as such terms are defined in the Workletter attached hereto as Exhibit B), and (ii) Landlord's lender shall have approved this Lease and delivered, or agreed to deliver, a non-disturbance agreement reasonably acceptable to Tenant. If the foregoing matters do not occur, despite the parties' reasonable, good faith efforts to cause them to occur, this Lease shall not be executed and shall be of no force or effect whatsoever. Upon the full execution of this Lease and the occurrence of the Commencement Date, Tenant's existing lease of space in the Building (the "Existing Lease") shall be terminated and neither party shall have any liability to the other under the Existing Lease, except for those liabilities accruing prior to such termination date. As used herein, the Expiration Date shall mean the date immediately prior to the fifteenth (l5th) anniversary of the Commencement Date. Upon the full execution of this Lease, Landlord and Tenant shall make an adjustment of Tenant's rental obligations under the Existing Lease and this Lease for the period beginning on May 1, 1994 and ending on the date of such execution so that Tenant shall only be liable for Rent due and payable under this Lease for such period and, to the extent that Tenant has paid more for such period under the Existing Lease than would have otherwise been due under this Lease, Landlord shall credit such excess against Rent next coming due under this Lease.

     In Consideration Thereof, the Parties Covenant and Agree:

     1. RENT. Tenant shall pay to Landlord at the Office in the Building of Landlord or at such other place as Landlord may designate, annual base rent ("Base Rent"), in equal monthly installments, in accordance with the following schedule:


LEASE YEAR  ANNUAL BASE RENT  MONTHLY INSTALLMENTS
    1            $158,004.00            $13,167.00
    2             161,954.00             13,496.17
    3             165,904.00             13,825.33
    4             169,854.00             14,154.50
    5             173,804.00             14,483.67
    6             177,755.00             14,812.92
    7             181,705.00             15,142.08
    8             185,655.00             15,471.25
    9             189,605.00             15,800.42
    10            193,555.00             16,129.58
    11            197,505.00             16,458.75
    12            201,455.00             16,787.92
    13            205,405.00             17,117.08
    14            209,355.00             17,446.25
    15            213,305.00             17,775.42

As used herein, "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period thereafter commencing on each anniversary of the Commencement Date.

     Base Rent shall be paid without any abatement, set-off or deduction whatsoever (except as may be expressly provided in this Lease), in advance on the first day of each and every calendar month during the Term and at the current rate for fractions of a month if the Term shall be terminated on any day other than the last day of any month. It is the intention of the parties that, to the fullest extent permitted by law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease. Unpaid rent shall bear interest at the lesser of (i) the then current prime rate of interest established by The First National Bank of Chicago, or its successor, or (ii) the maximum rate permitted by law, from the expiration of any applicable cure period until paid. Interest charges for unpaid rent shall be considered Additional Rent.

     2. ADDITIONAL RENT.  In addition to paying the Base Rent specified in
Section 1 hereof, Tenant shall pay as "Additional Rent" the amounts determined under this Section 2. The Base Rent, the Additional Rent and all other amounts payable by Tenant hereunder, are sometimes herein collectively referred to as the "Rent." All amounts due under this Section as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Any amounts payable by Tenant hereunder in connection with the construction

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



of improvements or alterations to the Premises shall be deemed Additional Rent. Without limitation on other obligations of Tenant which shall survive the expiration or earlier termination of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Section 2 shall survive the expiration of the Term. For any partial Calendar Year (hereinafter defined), Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of the days of the Term falling within such Calendar Year.

            A.    DEFINITIONS.  As used in this Section 2, the terms:

                  (i)   "Base Year" shall mean calendar year 1994;

                  (iI) "Calendar Year" shall mean each calendar year (i.e. January 1 through December 31) in which any part of the Term falls, through and including the year in which the Term expires;

                  (III) "Tenant's Proportionate Share" shall mean 1.7455%, being the percentage calculated by dividing 525,350 (being the rentable area of the Building) into the rentable area contained in the Premises.

                  (iv) "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Land and the Building and ad valorem taxes for any personal property used in connection therewith which are payable during any Calendar Year during the Term. Should the State of Illinois, or any other governmental authority having jurisdiction over the Land or the Building, (a) impose a tax, assessment, charge or fee, or increase a then existing tax, assessment, charge or fee, which Landlord shall be required to pay, either by way of substitution for such real estate taxes and ad valorem personal property taxes, or in addition to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Land or the Building or the personal property used in connection with the Land or the Building, all such taxes, assessments, fees or charges (hereinafter defined as "Replacement Taxes") shall be deemed to constitute Taxes hereunder. "Taxes" shall also include all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained, but only if Landlord seeks such reduction or limitation in good faith with a reasonable belief of success. Any refund or reduction obtained by Landlord shall benefit the tenants in occupancy at that time (regardless of the year for which such refund or reduction was obtained) and Landlord shall credit against Tax Adjustment Amounts (as defined below) next payable Tenant's Proportionate Share of any refund or reduction of Taxes in the manner described in Section 2.B. below. Except as hereinabove provided with regard to Replacement Taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.


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



        B. TAX ADJUSTMENT. Beginning on May 1, 1996, Tenant shall pay to Landlord as Rent, in addition to the Base Rent required by Section 1 hereof, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount by which the total Taxes paid during each Calendar Year exceeds the amount of the Taxes paid with respect to the Base Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount reasonably estimated from time to time by Landlord (based upon the most recent tax bills and tax assessment information available) and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Taxes in accordance with an appropriate system of accounts and accounting practices consistently maintained. As promptly as practicable following the issuance of the second installment tax bill in each Calendar Year, Landlord shall cause its accountants to review such books and records (and to do such other work as may be necessary to enable such accountants to give the statement hereinafter required) and to deliver to Landlord their statement specifying the amount of Taxes for such Calendar Year for the Building. After receipt of such statement, Landlord shall cause the amount of the Tax Adjustment Amount for such calendar year to be computed based on Taxes due and payable in such Calendar Year for the Building as specified in such accountant's statement and Landlord shall deliver to Tenant a statement of such amount, together with copies of the applicable tax bills, and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option, such excess shall be either credited against payments next due hereunder or refunded by Landlord within thirty (30) days, provided Tenant is not then in Default hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes paid during such year without regard to when such Taxes are assessed or levied.

     3. SERVICES.  Landlord shall provide:

        A. HEAT AND AIR CONDITIONING daily from 8 a.m. to 5 p.m., Saturdays, 8 a.m. to 1 p.m., Sundays and holidays excepted, whenever heat or air conditioning shall, in Landlord's reasonable judgement, be required for the comfortable occupation and use of the Premises. After hours heating and air conditioning shall be provided to Tenant at the prevailing hourly rates charged by Landlord in the Building, upon 48 hours prior notice.

        B. WATER from the City of Chicago mains for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. Tenant shall pay, at rates fixed by Landlord, for water used for special


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


     use air conditioning (such as a separate water cooled air conditioning unit), or any other special purpose other than drinking, lavatory and toilet purposes.

        C. ELECTRICITY. Landlord shall install a meter for the measurement of consumption of electricity to the Premises. Tenant shall pay all charges for electricity consumed on the Premises. At no time shall Tenant be charged for electrical usage at rates in excess of the charges for such service authorized by the I.C.C.

        D. JANITORIAL SERVICE in and about the Building, but not to the Premises, Saturdays, Sundays and holidays excepted. Tenant shall provide its own janitorial service for the Premises. Such janitorial service shall be subject to Landlord's reasonable supervision but at Tenant's sole responsibility. Tenant shall not provide any janitorial service in the Premises except through a janitorial contractor or employees who are, and shall continuously be, in each and every instance reasonably satisfactory to Landlord.

        Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God, or the enemy or Government action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, in the event that Landlord fails to furnish any service required under this Section 3, and such failure was caused by Landlord or was within Landlord's reasonable control, and such failure materially interferes with Tenant's business operation for more than five
     (5) business days after Landlord receives notice of such condition, then all Rent, including Tax Adjustment Amount, shall abate from the first
     (1st) day of such failure until service is restored; provided that, if such service is restored within such five (5) day period, there shall be no abatement. If such condition exists continually without restoration of the service for one hundred eighty (180) days, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

     4. LANDLORD'S TITLE. Landlord's Title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        5. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights: (A) upon sixty (60) days prior written notice to Tenant, to change the name or street address of the Building without notice or liability of Landlord to Tenant; (B) to install and maintain a sign or signs on the exterior of the Building provided such signs do not interfere with Tenant's signage which has been approved by Landlord; (C) to have access for Landlord and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service and subject to Tenant's reasonable security requirements; (D) to reasonably approve all sources furnishing sign painting and lettering used on the Premises; (E) during the last ninety (90) days of the Term or any part thereof, if during or prior to that time Tenant vacates the Premises (for more than thirty (30) days, subject to matters outside Tenant's reasonable control), to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy; (F) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided that, so long as Tenant is not in Default under this Lease, Landlord shall not lease space to a "retail banking operation" anywhere in the Building; provided further, however, that for the purpose of this clause (F), "retail banking operation" shall refer to the business of actual banking activities, i.e., deposits, withdrawals, account transfers, lending and other similar activities which the public carries on with Bank tellers at the Premises, and such term shall not include the other services described on page 1 of this Lease, such as financial planning, counseling and investment services and insurance and trust business;
(G) to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation of the Building.

     Landlord may enter upon the Premises during regular business hours with reasonable advance notice and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant. Notwithstanding the foregoing, in exercising its rights reserved under this
Section 5, Landlord shall not unreasonably interfere with Tenant's business operation.

     6.  [Intentionally Deleted]

     7. WAIVER OF CLAIMS. To the extent permitted by law, Tenant releases Landlord, Landlord's beneficiaries, and their agents and employees from, and waives, all claims for damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and employees, but excluding claims for personal injury caused by negligent acts of Landlord, Landlord's beneficiaries, or their agents, or employees. This Section 7 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Landlord or of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total cost of such repairs but only if, and to the extent that, such cost is not covered (or would not be covered) by insurance Landlord is required to carry pursuant to the terms of this Lease. Tenant shall not be liable for any damages caused by its act or neglect if Landlord or a tenant has recovered the full amount of the damages from insurance and the insurance company has waived in writing its right of subrogation against Tenant. All property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

     To the extent permitted by law, Landlord releases Tenant and its agents and employees from, and waives, all claims for damage to person or property sustained by Landlord resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Tenant and its agents and employees, but excluding claims for personal injury caused by negligent acts of Tenant or its agents or employees.

     8. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term by lapse of time or otherwise, Tenant shall pay Landlord rent at double the then current rate of Rent (including Additional Rent) specified in Sections 1 and 2, for the time Tenant thus remains in possession, and in addition thereto and if permitted under law, Tenant shall pay Landlord all damages sustained by reason of Tenant's retention of possession. If Tenant remains in possession of the Premises, or any part thereof, after the termination of the Term by lapse of time or otherwise, such holding over shall, constitute a tenancy at will. The provisions of this Section do not waive Landlord's rights of reentry or any other right hereunder.

     9. ASSIGNMENT AND SUBLETTING. Unless Tenant shall have first procured Landlord's written consent, which shall not be unreasonably withheld or delayed, Tenant shall not (A) assign or convey this Lease or any interest under it; (B) allow any transfer hereof or any lien upon Tenant's interest by operation of law; (C) sublet the Premises or any part thereof; or (D) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. The consent by Landlord to any transfer, assignment or subletting shall not constitute a waiver of the necessity of Landlord's consent to any subsequent attempted transfer, assignment or subletting. Tenant shall pay to Landlord as additional Rent, immediately upon receipt thereof, after deducting therefrom Tenant's reasonable costs and expenses incurred in connection with such subletting or assignment, a sum equal to fifty percent (50%) of any rent or other consideration paid to Tenant by any subtenant or assignee in excess of the sum of Base Rent plus Additional Rent then payable to Landlord pursuant to the provisions of this Lease, plus any other profit or gain realized by Tenant from such subleasing or assignment. Tenant shall pay Landlord's reasonable costs and expenses, including attorney's fees, incurred in connection with the processing of any request for Landlord's consent to an assignment or subletting.

     Notwithstanding anything to the contrary in this Section 9, the original named Tenant hereunder may, so long as said original named Tenant remains primarily liable hereunder, assign this Lease or sublet the Premises or any portion thereof, upon prior notice to Landlord, but without Landlord's consent, to any of the following: (i) any person, corporation or other entity which controls or is controlled by or under common control with Tenant; (ii) any corporation resulting from a merger or consolidation with Tenant; or (iii) any person, corporation or other entity which acquires all or substantially all of the assets or stock of Tenant as a going concern of the business that is being conducted on the Premises; provided that, in each case, the assignee assumes in full the obligations of Tenant under this Lease. Any such entity to which the Lease is assigned or which so sublets is herein sometimes referred to as a "Tenant Affiliate".


     10. CONDITION OF PREMISES. Tenant's taking possession shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession, subject to punch-list items to be completed in accordance with the Workletter. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is contained in this Lease or the Workletter, or made a part hereof. This Lease does not grant any rights to light or air over property, except over public streets kept open by public authority. At the termination of this Lease by lapse of time or otherwise, Tenant shall return the Premises in as good condition as when Tenant took possession, ordinary wear and loss by fire excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof. Tenant may remove any floor covering laid by Tenant, provided (A) Tenant also removes all nails, tacks, paper, glue, bases and other vestiges of the floor covering, and restores the floor surface to the condition existing before such floor covering was laid, or (B) Tenant pays to Landlord, upon request, the cost of restoring the floor surface to such condition. If Tenant does not remove Tenant's floor coverings, from the Premises prior to the end of the term, Tenant shall be conclusively presumed to have abandoned the same and title thereto shall thereby pass to Landlord without payment or credit by Landlord to Tenant.

        11. ALTERATIONS. This Section 11 does not apply to the Tenant Work to be performed pursuant to the Workletter attached hereto. Tenant shall not make any alterations in, or additions to, the Premises without Landlord's advance written consent in each and every instance, which consent shall not be unreasonably withheld or delayed. Landlord's decision to refuse such consent shall be conclusive. In the event Landlord consents to such alterations or additions, and such work affects the structure or integrity of the Building or any Building Systems, circuitry or wiring, Landlord reserves the right to cause the work to be performed by Landlord's designated general contractor and subcontractors. Notwithstanding the foregoing, subcontracts in excess of $5,000 shall be competitively bid among at least three (3) subcontractors (where available) and Tenant may select a subcontractor which is not the lowest bidder. Landlord and Tenant shall agree upon an approved list of subcontractors prior to bidding. If Landlord does not exercise the right to use its designated general contractor, all contractors and subcontractors selected by Tenant shall be subject to Landlord's reasonable approval. Before commencement of the work, Tenant shall furnish Landlord, for its prior written approval, with architectural plans and specifications certified by a licensed architect or engineer reasonably acceptable to Landlord. If Landlord permits Tenant to hire its own contractors for the performance of the work, then prior to the commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish Landlord with the names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amount satisfactory to Landlord and, upon completion of the work, waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions. All additions and alterations shall be installed in a good, workmanlike manner and only materials consistent with the quality of the materials used in the initial build-out of the Premises shall be used. Whether Tenant furnishes Landlord the foregoing or not, Tenant hereby agrees to defend and hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Before commencing any work in connection with alterations or additions, Tenant shall furnish Landlord with certificates of insurance from the general contractor and all subcontractors performing labor or furnishing materials, insuring Landlord, Landlord's beneficiary and Metropolitan Properties of Chicago, Inc. against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the Premises occasioned by such alterations and additions. Upon completing any alterations or additions, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois and the United States or of any department or agency thereof. If Landlord permits Tenant to hire its own contractors for the work, then, at Landlord's request, Tenant shall permit Landlord or its designated agent or contractor to supervise construction operations in connection with alterations or additions and, if the work being performed affects the structure or integrity of the Building or any Building systems, circuitry or wiring, Tenant shall pay the reasonable costs incurred in connection with such supervision, based upon reasonable hourly rates, not to exceed 10% of the cost of such work in any event. All additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by Tenant or by Landlord, shall, unless Landlord requests their ultimate removal at the time of, and in connection with, granting its consent to the installation thereof, become Landlord's property and shall remain upon the Premises at the termination of this lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. If Tenant does not remove said additions, hardware, non-trade fixtures and improvements which were required by Landlord to be removed, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant shall remove Tenant's furniture, machinery, safe or safes, trade fixtures and other items of personal property of every kind and description from the Premises prior to the end of the Term, however ended. If not so removed, Landlord may request (in writing) their removal, and if Tenant does not remove them, Landlord may do so and Tenant shall pay the costs of such removal to Landlord upon demand. If Landlord does not request their removal, all such items shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant. For the purposes of this Lease, all amounts owing to the Landlord for any work shall be considered Additional Rent, and subject to the same terms and conditions.

     Notwithstanding the foregoing, work which (i) will be performed wholly within the Premises, (ii) will not affect the structure of the Building or the heating, air-conditioning, ventilating, electrical, mechanical or plumbing systems or circuitry, and (iii) will cost less than $7,500.00 in any one instance, may be performed by Tenant upon prior written notice to Landlord (specifying the nature of the work involved), but without Landlord's consent; provided, however, that Tenant shall furnish Landlord with the names of all contractors performing such work and Tenant shall cause all such contractors to procure the insurance otherwise required under this Paragraph 11. In addition, minor cosmetic work, such as picture hanging and minor furniture additions or relocations shall not be subject to any of the requirements of this Section.

      12.  USE OF PREMISES.

         A. Tenant shall occupy and use the Premises during the Term for the purpose above specified and for no other purposes. Tenant and its employees shall observe the Building rules and regulations. Landlord shall not discriminate against Tenant in the enforcement of any rules or regulations.

         B. Tenant shall not exhibit, sell or offer for sale, on the Premises or in the Building, any article or thing except those articles and things essentially connected with the stated use of the Premises (including Bank promotional items) without the advance written consent of Landlord, which shall not be unreasonably withheld or delayed.

         C. Tenant will not make or permit to be made any use of the Premises which is forbidden by public law, ordinance of governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations.

         D. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building (and outside of the Premises) any sign, notice, legend, direction, figure or advertisement, except as designated by Landlord and on the directory boards, and then only such name or name and matter, and in such color, size, style, place and material, as shall first have been approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises. The terms of this Paragraph shall not affect matters approved by Landlord in the Plans for the Tenant Work. With respect to Tenant's signage inside the Premises and not subject to Paragraph E below, Tenant shall have the right to install or display signage consistent with that installed or displayed in first class banking operations in office buildings in the downtown Chicago area.

         E. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of the business address of Tenant in connection with advertising its business operation at this location, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's express consent in writing (which consent may be withheld in Landlord's sole and absolute discretion). Tenant shall never affix any signage to the windows of the Premises. Tenant may display interior window signage which has been approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed), so long as such signage is hung or maintained a reasonable distance back from the window. Any Tenant signage to be displayed or affixed to the exterior of, or outside of, the Building, shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. The terms of this Paragraph shall not affect matters approved by Landlord in the Plans for the Tenant Work.

           At Landlord's sole cost, Landlord shall remove Tenant's existing exterior signage on the Jackson Boulevard and Michigan Avenue sides of the Building. Any new exterior signage desired by Tenant shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed, and Landlord may condition its approval on such signage being of a quality consistent with first floor banking operations in other downtown office buildings. Any such exterior signage shall be manufactured and installed at Tenant's sole cost and Tenant shall also be obligated, at its sole cost, to remove such signage upon the termination of this Lease and to restore any affected Building area to its condition prior to the installation of such signage.

         F. Tenant shall not obstruct, or use for storage, or any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building.

         G. No bicycle or other vehicle and no dog or other animal or bird shall be brought or permitted to be in the Building or any part thereof. This Paragraph shall not apply to wheelchairs or guide dogs.

         H. Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance therein, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building.

         I. Tenant shall not install any piano, phonograph, or other musical instrument, or radio or television set in the Building, or any antennae, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by Landlord, which shall not be unreasonably withheld or delayed. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed or annoyed.

         J. Tenant shall not place or permit to be placed any article of any kind on the window ledges except for those matters approved in writing by Landlord and placed and maintained in a first-class and professional manner and replaced promptly when they are no longer in such condition, and shall not throw or permit to be thrown or dropped any article from any window of the Building.

         K. Tenant shall not undertake to regulate any thermostat other than a self-operable thermostat in the Premises, and shall not waste water by tying, wedging or otherwise fastening open any faucet.

         L. Except as shown on the approved Tenant's Plans, no additional locks or similar devices shall be attached to any door or window. No keys for any door other than those provided by Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys of the Premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets and vaults remaining on the Premises.

         M. Tenant shall be responsible for the locking of doors and the closing of transoms and windows in and to the Premises.

         N. If Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such services shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted.

         O. If Tenant desires, and if Landlord permits (which permission shall not be unreasonably withheld or delayed), blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices, they shall be furnished, installed and maintained at the expense of Tenant and must be of such shape, color, material and make as approved by Landlord.

         P. All persons entering or leaving the Building between the hours of 7 p.m. and 7 a.m., Monday through Friday, or at any time on Saturdays, Sundays or holidays, may be required to identify themselves to a watchman by registration or otherwise and to establish their rights to enter or leave the Building. Landlord may exclude or expel any peddler, solicitor or beggar at any time.

         Q. Tenant shall not overload any floor. Landlord may direct the routing and location of safes and other heavy articles. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as Landlord shall direct and at Tenant's sole risk and responsibility. Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the Office of the Building or by a designated person before Building employees will permit any article to be removed.

        R. Unless Landlord gives advance written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzine, or any explosives or other articles deemed extra hazardous to life, limb or property. Notwithstanding the foregoing, Tenant shall be permitted to have a refrigerator and microwave oven in a separate employee area in the Premises.

        S. Tenant shall not place or allow anything to be against or near the glass of partitions or doors of the Premises which may materially diminish the light in, or be unsightly from, halls or corridors.

        T. Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than the capacity which has been consented to by Landlord.

        U. Except as may be shown on the approved Tenant's Plans or as otherwise approved by Landlord, Tenant shall not lay linoleum or other similar floor covering so that such floor covering shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is used, an interliner of builder's deadening felt shall first be affixed to the floor by paste or other material soluble in water. The use of cement or other similar material is prohibited.

        V. In addition to all other liabilities for breach of any covenant of this Section 12, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord an amount equal to any increase in insurance premium or premiums caused by such breach. The violation of any covenant of this Section 12 may be restrained by injunction.

        W. Tenant shall comply, and shall cause its employees, agents, clients, customers, guests and invitees to comply, with the rules and regulations attached hereto as Exhibit D, and such reasonable revised or additional rules and regulations adopted by

      Landlord during the Term (the "Rules and Regulations"). All such Rules and Regulations shall be applied generally to all tenants of the Building. Notwithstanding anything to the contrary contained in the Rules and Regulations, to the extent of any express or implied conflict or inconsistency between the terms, provisions and intent of this Lease and the terms, provisions and intent of the Rules and Regulations, the terms, provisions and intent of this Lease shall govern and control.

      13. REPAIRS. Subject to the provisions of Section 11, Tenant shall, at Tenant's own expense, keep the Premises in good order, condition and repair during the Term, including the replacement of all broken glass with glass of the same size and quality, with signs thereon, under the supervision and with the approval of Landlord. If Tenant does not make repairs promptly and adequately, Landlord may, but need not, (after giving Tenant written notice of its intention to perform repairs and a reasonable opportunity for Tenant to do so first), make repairs and Tenant shall pay promptly the cost thereof. At any time or times, Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations or improvements in or to the Building or any part thereof, including the Premises, and, during operations, may close entrances, doors, corridors, elevators or other facilities, all without any liability to Tenant by reason of interference, inconvenience or annoyance. Notwithstanding the foregoing, in undertaking any work permitted or required under this Lease, Landlord shall make all reasonable efforts to minimize interference with Tenant's business operation. If, despite such efforts, there is material interference with Tenant's business such that the Premises are rendered untenantable for their intended use, Landlord shall perform such work during non-business hours or, at Landlord's election, Tenant shall be entitled to an abatement of Rent for the period during which such material interference and untenantability exist. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley unless caused by Landlord's intentional act. Tenant shall pay Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made during ordinary business hours at Tenant's request. Expenses incurred by the Tenant under this section of the Lease shall be considered Additional Rent, subject to all the same terms and conditions as the Base Rent.


     14. UNTENANTABILITY. Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises. If (A) the Premises shall be damaged to the extent of thirty (30%) percent or more of the cost of replacement thereof during the last two (2) years of the Term or (B) the Building shall be damaged to the extent of fifty (50%) percent or more of the cost of replacement thereof whether or not the Premises shall be damaged, or
(C) Landlord advises Tenant that Landlord does not have sufficient funds to repair and restore the Building or the Premises (and Landlord shall be obligated to advise Tenant as to such matter within sixty (60) days of the casualty) then in any of such events, Landlord and Tenant shall each have the right and option to cancel this Lease by written notice to the other within ninety (90) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though such date were the date fixed for the expiration of the Term. Notwithstanding the foregoing, Landlord shall not have the right to terminate due to insufficient funds available for repair and restoration, if such lack of funds is due to Landlord's failure to maintain the insurance required of Landlord hereunder.
If this Lease is terminated, Tenant shall vacate and surrender the Premises to Landlord. Tenant's liability for the rents and other charges reserved hereunder shall cease as of the date of such damage or destruction and Landlord shall make an equitable refund of any rents or other charges paid by Tenant in advance and not earned or accrued. Tenant covenants and agrees to pay to Landlord the insurance proceeds payable to Tenant with respect to leasehold improvements under the fire insurance policies mentioned under Section 17(B)(i), which obligation shall survive the expiration of the Term, to be used to repair and restore such leasehold improvements. Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary, and Landlord and Tenant agree that the Premises shall be repaired and restored with due diligence to substantially the condition thereof immediately prior to such damage or destruction. In no event shall Landlord be required to replace or restore additions, improvements or alterations to the Premises made by or at the expense of Tenant unless Landlord shall have received the proceeds of the insurance policies mentioned under Section 17(B)(i), and in such event, Landlord's obligation shall be limited to the amount of such proceeds actually received by Landlord. Landlord shall have no obligation to replace or restore office furniture or equipment, trade fixtures, merchandise, samples, supplies or any other items of Tenant's property in the Premises and Tenant shall not be obligated to give Landlord any of its insurance proceeds with respect to Tenant's property. If by reason of such fire or other casualty the Premises is rendered wholly untenantable, the Rent shall be abated, or if only partially damaged, the Rent shall be abated proportionately as to that portion of the Premises rendered untenantable; in either event until sixty (60) days after notice by Landlord to Tenant that the Premises have been substantially repaired and restored or until Tenant's operations are restored in the entire Premises, whichever shall occur sooner. If the Premises have not been substantially repaired and restored within two hundred seventy (270) days of the casualty, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within ten (10) business days after the expiration of such 270 day period, time being of the essence.


     15. EMINENT DOMAIN. If the Building, or any portion thereof which includes a substantial part of the Premises, or which prevents the operation of the Building, shall be taken or condemned by any competent authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the condemnation award. Current rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, or the land under it, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation. Tenant shall be entitled to seek its allocable share of any condemnation award as permitted under law at the time.

      16. LANDLORD'S REMEDIES. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

        A. If a petition in a bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of Tenant shall be filed against Tenant in any court, pursuant to any statute either of the United States or of any state, and if, within sixty (60) days thereafter, Tenant fails to secure a discharge thereof, or if Tenant shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement, or if this Lease is taken under writ of execution (each of the foregoing, herein called an "Act of Bankruptcy"), then Tenant shall be deemed in breach and default of this Lease and Landlord, in its discretion and at its election may, to the extent permitted by law, elect to cancel and terminate this Lease. Upon the cancellation and termination of this Lease pursuant to the provisions of this subsection 16(A), Landlord, in addition to all the remedies provided by law, shall be entitled to the remedies provided in this Section 16. lf this Lease is assumed or assigned by a trustee pursuant to the provisions of the Bankruptcy Reform Act of 1978 ("Bankruptcy Act") (11 U.S.C. Section 101 et seq.), then the trustee shall cure any default under this Lease and shall provide such adequate assurances of future performance of this Lease as are required by the Bankruptcy Act (including, but not limited to, the requirement of Section 365(b)(1)). If the trustee does not cure such defaults and provide such adequate assurances under the Bankruptcy Act within the applicable time periods provided by the Bankruptcy Act, then this Lease shall be deemed rejected and Landlord shall have the right to immediate possession of the Premises and shall be entitled to all remedies provided by the Bankruptcy Act for damages for breach and/or termination of this Lease.

            B.   If any of the following occur (each, a "Default"):

                 (i) Tenant defaults in the payment of Rent as the same shall become due and fails to cure such default within five (5) days after written notice thereof from Landlord;

                 (ii) Tenant defaults in the prompt and full performance of any other provision of this Lease, and Tenant does not cure the default within thirty (30) days (or immediately if the default involves a hazardous condition) after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured immediately upon Landlord's demand); provided, however, that if such default (excluding defaults relating to a hazardous condition) cannot reasonably be cured within such thirty (30) day period, then it shall not be a Default as long as Tenant has commenced to cure such matter within such thirty (30) day period and continues to diligently pursue such cure to completion; provided, however, that such additional period to cure shall not in any event exceed sixty (60) days following the expiration of the aforesaid thirty (30) day period;

                 (iii) if the leasehold interest of Tenant be levied upon under execution or be attached by process of laws;

                 (iv) if Tenant suffers or commits an Act of Bankruptcy; or

                 (v) if Tenant abandons the Premises for more than fifteen (15)
            consecutive days,

      then and in any such event, Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election and with or without any demand whatsoever, either forthwith terminate this Lease and Tenant's right to possession of the Premises or, without terminating this Lease, forthwith terminate Tenant's right to possession of the Premises. Upon any such termination of this Lease, Landlord shall immediately be entitled to recover damages in an amount equal to the then present value of the Rent specified in Sections 1 and 2 of this Lease (computed and discounted on the basis of a rate per annum equal to the "corporate base rate" announced at the time by The First National Bank of Chicago for the residue of the stated term hereof.

        C. After the occurrence of a Default, upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord. Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in the event of such termination, with process of law, and to take possession of the Premises. Landlord may expel or remove Tenant and any others who may be occupying the Premises. Landlord may remove any and all property from the Premises, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer. The exercise by Landlord of any of the remedies reserved under this
      Section 16(C) shall not constitute a waiver or election by Landlord with respect to Landlord's rights to rent or any other right given to Landlord elsewhere in this Lease or by operation of law.

        D. After the occurrence of a Default, if Landlord elects to terminate Tenant's right to possession only, without terminating the Lease, the Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as in Paragraph (C) of this Section 16, provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the rent hereunder for the full Term, and in any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the present value (calculated in the same manner described in the last sentence of Paragraph B above) of the entire amount of the Rent specified in Sections 1 and 2 of this Lease for the residue of the stated Term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord's reasonable discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's reasonable expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of Landlord, Landlord, at the end of the stated Term of the Lease (or at such earlier time as Landlord has been fully reimbursed and compensated for Tenant's Default), shall account for the surplus to Tenant. Landlord shall use reasonable efforts to mitigate its damages in the event of a Default.

        E. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty
      (30) days after the end of the Term, however terminated, shall be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

        F. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, which shall be considered Additional Rent under this Lease, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. Landlord shall pay upon demand all of Tenant's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Landlord's obligations hereunder or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant without Tenant's fault, to become involved or concerned.

      17. INSURANCE.

        A. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Building, arising from any risk covered by fire and extended coverage insurance policies then in effect. The parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant covenant with each other that, to the extent such insurance endorsement is available, they will each obtain for the benefit of the other a waiver of any right of subrogation from their respective insurance companies.

        B. Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

             (i) Insurance covering all additions, improvements and alterations to the Premises made by or at the expense of the Tenant and all office furniture and equipment, trade fixtures, merchandise and other items of Tenant's property in the Premises, against all perils as covered by an "All Risk" form in an amount equal to 100% of the full replacement value of such property.

             (ii) Comprehensive general liability insurance against claims for bodily injury, death and property damage occurring in or about the Premises, including contractual liability coverage, to afford protection to the limits of not less than $5,000,000.00 combined single limit with respect to bodily injury or death to any number of persons and property damage from any one accident or occurrence, and naming Landlord, Landlord's beneficiary, Metropolitan Properties of Chicago, Inc. and Landlord's mortgagee (if any) as additional insureds.

              (iii) Plate glass insurance.

All such insurance shall be effected under valid and enforceable policies issued by insurers or recognized responsibility which are licensed to do business in the State of Illinois. Tenant shall, prior to the commencement of the Term of this Lease, furnish to Landlord, certificates evidencing such coverage, and showing the interests of Landlord and Landlord's mortgagee, if any, which certificates shall state that such insurance may not be changed or cancelled without thirty (30) days prior written notice to Tenant and Landlord (and, if required, Landlord's mortgagee) and thereafter certificates of renewal shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the original policies or the preceding renewals.

        C.   Landlord shall maintain in full force and effect during the Term
      (i) fire and extended coverage covering the Building in an amount equal to the full replacement cost thereof, and (ii) comprehensive general public liability insurance, including contractual liability coverage, with coverage limits not less than those carried by prudent landlords of similar properties. Upon Tenant's request, Landlord shall furnish to Tenant a certificate evidencing coverage.

      18. SUBORDINATION OF LEASE.

        A. Landlord may have heretofore encumbered or may hereafter encumber with a mortgage or trust deed the Building, or any interest therein, and may have heretofore sold and leased back or may hereafter sell and lease back the land on which the Building is located, and may have heretofore encumbered or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "Mortgagee".
      Any such lease of the underlying land is herein called a "Ground Lease", and the lessor under any such lease is herein called a "Ground Lease". Any Mortgage which is a first lien against the Building, the land on which the Building is located, the leasehold estate of the lessor under a Ground Lease (if the property is not then subject to an unsubordinated mortgage) is herein called a "First Mortgage" and the holder or beneficiary of or Ground Lessor under any First Mortgage is herein called a "First Mortgagee.") This Lease is, or shall be, subject and subordinate to any First Mortgage encumbering the Building as of the Commencement Date. This provision shall be self-operative, and no further instrument of subordination and shall be required to effectuate such subordination. Notwithstanding the foregoing, and as a condition to Tenant's obligations under this Lease, Landlord shall obtain from its lender a non-disturbance agreement, in commercially reasonable form (which shall mean that such agreement does not materially change the terms of this Lease or Tenant's rights or obligations hereunder), providing that notwithstanding the Foreclosure of a First Mortgage, so long as Tenant shall not be in Default, Tenant's right of possession shall not be disturbed or affected by such foreclosure.

        B. If requested by a First Mortgagee, Tenant will either (i) subordinate its interest in this Lease to said First Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (ii) make certain of Tenant's right and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided, however, Tenant covenants that it will not subordinate this Lease to any Mortgage or Ground Lease other than a First Mortgage (including a Ground lease defined as a First Mortgage hereunder) without the prior written consent of the First Mortgagee.

        C. It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (i) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building or the land on which the Building is located, and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor,if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment, subject to Tenant's receipt of the non-disturbance agreement described in the last sentence of Section 18.A. above; (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord or its successor, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the First Mortgagee; and (c) Tenant waives the provisions of any statute or rules of law, now or hereafter in effect, that may give or purport to give Tenant any right to terminate or otherwise adversely affect Landlord's interest in this Lease or reduce or limit the obligations of Tenant hereunder in the event of the prosecution or completion of any such foreclosure proceeding. No Mortgagee or any purchaser at a foreclosure sale shall be liable for any act or omission of the Landlord which occurred prior to such sale or conveyance, nor shall Tenant be entitled to any offset against or deduction from Rent due after such date by reason of any act or omission of the Landlord prior to such date. Further, Tenant agrees that no Mortgagee shall be bound by the prepayment of Rent made in excess of ninety (90) days before the date on which such payment is due.

      19. SALE OF PREMISES BY LANDLORD. Any sale or exchange by Landlord of its interest in the Premises shall be subject to this Lease and the rights and obligations of Landlord and Tenant hereunder; and Tenant shall attorn to Landlord's grantee or transferee provided that such grantee or transferee has assumed in writing the obligations of Landlord hereunder. Upon any such sale or exchange and the assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

      20. ESTOPPEL CERTIFICATE. Each party shall from time to time, upon not less than ten (10) days prior written request by the other, deliver to the other party a statement in writing certifying:

        A. that this Lease is unmodified and in full force and effect or, if there have been modifications, that the Lease as modified is in full force and effect, and the Term of the Lease has commenced;

        B. the dates of commencement of the Term and expiration of the Term and the date to which Rent and other charges have been paid; and

            C. that Landlord has completed all work to be performed and the requesting party is not in default under any provision of this Lease or, if in default, a detailed description thereof.

If such other party shall fail to execute and deliver such statement within said ten (10) days, then such failing party hereby authorizes the requesting party as its agent and attorney-in-fact to execute such statement for and on the behalf of the failing party. Tenant hereby agrees that the estoppel certificate to be provided by Landlord may be executed and furnished by Landlord's management agent provided that Landlord agrees to be bound by such certificate.

        21. NOTICES. All notices, demands, approvals, consents, requests for approval or consent or other writings in this Lease provided to be given, made or sent by either party hereto to the other ("Notice") shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service, one (1) business day after deposit with an overnight courier, or two
(2) business days after deposit in the United States mail, certified or registered and postage prepaid and properly addressed as follows:

            To Landlord:       To Metropolitan Properties of Chicago, Inc.,
                               310 South Michigan Avenue, Chicago, Illinois
                               60604-4210, Attention: Property Manager with a copy to Rudnick & Wolfe, 203 North LaSalle
                               Street, Chicago, Illinois 60610,  Attention:
                               James L. Beard, Esq.

            To Tenant:         To 1606 North Harlem Avenue, Elmwood Park,
                               Illinois 60635, Attention: Brad Luecke.


The address to which any Notice shall be given, made or sent to either party may be changed by written notice given by such party as above provided. Any notice, demand, request or consent to be made by or required of Landlord, may be made and given by Metropolitan Properties of Chicago, Inc. with the same force and effect as if made and given by Landlord.

      22. MISCELLANEOUS.

        A. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

        B. No waiver of any default of a party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

        C. In the absence of fraud, no person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this Lease as agent, trustee or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

        D. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean Landlords or Tenants in all cases where there is more than one lessor or lessee, and the necessary grammatical changes required to make the provisions hereof apply either to corporation or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

        E. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors, and assigns in the event this Lease has been assigned with the express, written consent of Landlord or as otherwise permitted under Section 9 of this Lease.

        F. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

        G. Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The instrument becomes effective as a lease upon execution and delivery by both Landlord and Tenant.

        H. All non-scheduled amounts owed by the Tenant to Landlord hereunder, or by Landlord to Tenant hereunder, shall be paid within thirty (30) days from the date the party to whom amounts are owed renders statements of account therefor and shall bear interest, from the thirty-first (31st) day until paid, at the rate of the lesser of (i) the then current prime rate of interest established by the First National Bank of Chicago, or its successor, or (ii) the maximum rate permitted by law thereafter until paid. This subparagraph H shall not apply to any amounts for which a separate notice provision is provided elsewhere in this Lease, which amounts shall be paid as so provided and which shall bear interest from the first day overdue until paid.

        I. Provisions typed on the face of this Lease and signed by Landlord and Tenant and all exhibits attached to this Lease are hereby made a part of this Lease as though inserted at length in this Lease.

        J. If Tenant shall occupy the Premises prior to the beginning of the stated Term of this Lease with Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the Premises. Rent for any period prior to the beginning of the stated Term of this Lease shall be filed on the basis of the prorated portion of the rent set forth in Section 1.

        K. This Lease is the entire understanding of the parties and the terms and provisions of this Lease shall only be modified or amended in writing which is consented to by Landlord's mortgagee, if any.

        L. Neither Landlord nor Tenant shall be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on its part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, act caused directly or indirectly by the other party to this Lease (or such other party's agents, employees, guests or invitees), acts of other tenants or occupants of the Building (which are outside of the performing party's reasonable control) or any other cause beyond the reasonable control of the performing party. In such event, the time for performance shall be extended by an amount of time equal to the period of the delay so caused. Except as expressly provided in this Lease, no interruption of service resulting from any of the causes described in the first sentence of this Paragraph 22.L shall relieve Tenant of any of its obligations under this Lease or render Landlord liable for damages. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, alley or underground vault or passageway, except as otherwise expressly provided in this Lease. This Paragraph shall not apply to Tenant's obligation to pay Rent under this Lease, except as may be expressly set forth in this Lease.

      23.  SUBSTITUTIION OF PREMISES.  [Intentionally Deleted]

      24. LIMITATION OF LANDLORD'S LIABILITY. This instrument is executed by Chicago Title and Trust Company, as Trustee under Trust Agreement dated November 2, 1977, and known as Trust No. 1070932. No personal liability shall be asserted or enforceable against Chicago Title and Trust Company, the beneficiaries of said Trust No. 1070932, or their respective agents and employees by reason of any of the covenants, statements, representations or warranties contained in this Lease. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and building of which the Premises forms a part and (subject to prior rights of the holder of any mortgage or deed to secure debt or a deed of trust on any part of the Building) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other assets of Landlord (which for the purposes of this Section 24 shall be deemed to include the trustee and beneficiaries of said Trust No. 1070932 and their respective agents and employees) shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

      25. BROKER. Landlord and Tenant each represent and warrant to the other that neither such party nor its offices or agents nor anyone acting on such party's behalf has dealt with any real estate brokers in connection with this Lease, except that (i) the parties have dealt with Metropolitan Properties of Chicago, Inc. whose commission or fee shall be paid by Landlord, and (ii) Tenant has dealt with Price Associates, Inc., whose commission or fee shall be paid by Tenant. Each party agrees to indemnify, defend and hold harmless the other party, its beneficiaries (if any), and their agents and employees, from the claim or claims of any broker or brokers claiming, as an agent of the indemnifying party, to have interested Tenant in the Building or the Premises or claiming, as an agent of the indemnifying party, to have caused Tenant to enter into this Lease.

     26. SECURITY DEPOSIT.  [Intentionally Deleted]

     27. MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignments of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

      28. CONSTRUCTION. Landlord agrees to perform tenant improvements in accordance with the Workletter attached as Exhibit B to this Lease and made a part hereof.

      29. TERMINATION OPTION. Subject to the provision of this Section 29, Tenant shall have the right to terminate this Lease, upon 365 days' prior written notice. Such termination shall be effective as of a date specified in such notice which shall not be earlier than the 365th day following Landlord's receipt of such notice (such effective date, herein referred to as the "Termination Date"); provided, however, that the earliest possible Termination Date shall be on the day prior to the eighth (8th) anniversary of the Commencement Date (i.e., April 30, 2002). Tenant's termination option hereunder shall only be effective if, on or prior to the scheduled Termination Date, Tenant pays to Landlord in cash or by certified or cashier's check (i) the "Termination Fee" (as hereinafter defined) and (ii) the amount necessary to cure all defaults by Tenant which may exist under this Lease prior to the Termination Date. The Termination Fee shall be the applicable amount for the month in which the Termination Date occurs as shown on the schedule attached as Exhibit C to this Lease and incorporated herein by this reference, which amount represents the then unamortized Landlord's cost of constructing tenant improvements, including Landlord's Contribution (as defined in the Workletter), Landlord's architectural and engineering costs, Landlord's leasing commission costs and other costs incurred by Landlord in connection with this Lease.

     If Tenant so elects to terminate this Lease, then, effective as of the Termination Date, this Lease shall be deemed to have expired by lapse of time and Tenant shall return the Premises to Landlord on the Termination Date in accordance with the requirements of this Lease. All obligations of Tenant which accrue under this Lease on or before the Termination Date shall survive such termination and neither the exercise of such right to terminate nor such termination shall affect Landlord's remedies on account of any default by Tenant existing prior to the Termination Date.

      30. ADDITIONAL CONDITION. At all times during the Term, Tenant shall permit other tenants (and their employees, agents and invitees) of the Building to use the entry at the northeast end of the Premises (ground floor) as a means of ingress and egress to the Building.

      31. MAINTENANCE BY LANDLORD. At all times, Landlord shall maintain the structure, foundation, roof and exterior (excluding windows and metal refinishing) of the Building, the heating, air conditioning, ventilating, plumbing and electrical systems (excluding bulbs and ballasts), and equipment servicing the Premises in accordance with general standards now or hereafter applicable to first class office buildings in the downtown Chicago Area, in conformance with all applicable laws, regulations and ordinances, and shall make such repairs as are necessary to effect the foregoing.

      32. LANDLORD DEFAULT. If Landlord defaults in the observance or performance of any of the terms or covenants required to be performed by it under this Lease which directly relate to the appearance or operation of the Premises, Tenant, after not less than ten (10) business days prior written notice to Landlord may, but shall not be obligated to, remedy such default and in connection therewith may pay expenses and employ counsel, provided that in the event of an emergency, if Landlord shall not forthwith commence to, and diligently pursue, correction of such default after written notice from Tenant, Tenant shall have the right to remedy such default without further notice; all sums reasonably expended or obligations reasonably incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon demand.

      33. TENANT IMPROVEMENT FINANCING. The portion of the cost of constructing the initial improvements to the Premises owed by Landlord is being financed by Landlord. In furtherance of such financing, Landlord, Tenant and the existing first mortgagee shall execute the financing documents attached as Exhibit E to this Lease, namely, a Note, an Assignment of Rents and Estoppel, a Mortgage Disclaimer and an Acknowledgment. It is understood by Tenant that Tenant's efforts in procuring the improvement financing were, in part, the consideration for Landlord's agreement to provide certain concessions in this Lease and that the providing of such financing is an integral part of this transaction and the ultimate lease agreement between the parties hereto. Notwithstanding the foregoing, Tenant shall not be obligated to execute the financing documents or provide such financing until Landlord has furnished Tenant with evidence that Landlord has restructured its current financing to include a loan term greater than the term of such tenant improvement financing. Upon the furnishing of such evidence, Tenant and Landlord shall execute such financing documents and Tenant shall cause the tenant improvement financing to be provided to Landlord. It is understood, however, that the parties' obligations to execute such financing documents are subject to Landlord's mortgagee's approval of such financing. If such approval is not obtained, Landlord shall be obligated to make Landlord's Contribution (as described in the Workletter) via alternate means without the benefit of such financing.

     IN WITNESSES WHEREOF, the parties hereunder have caused this Lease to be executed under their seals, on the date first above written.



LANDLORD:                                         TENANT:
CHICAGO TITLE AND TRUST                           MIDWEST BANK & TRUST COMPANY,
COMPANY, as Trustee under Trust                   an Illinois corporation
Agreement dated November 2,
1977, and known as Trust No.
1070932                                           By: /s/ Brad A. Luecke
                                                      --------------------------
                                                  Its: President (Title)
                                                      --------------------------

By:  /s/                                          Attest:
     -------------------------------
Its: Asst. Vice President(Title)                  By: /s/ Joseph Parrillo
     -------------------------------                  --------------------------
                                                  Its: Vice President & Cashier
                                                       -------------------------

     Attached exoneration rider is incorporated herein.

     It is expressly understood and agreed by and between the parties herein, anything herein to the contrary notwithstanding, that each and all of the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee while in form purporting to the warranties, indemnities, representations, covenants, undertakings and agreements of said Trustee are nevertheless each and every one of them, made and intended not as personal warranties, indemnities, representations, covenants, undertakings and agreements by the Trustee or for the purpose or
with the intention of [          ] said Trustee personally but are made and
intended for the purpose of binding only that portion of the trust [          ]
described herein, and this instrument is executed and delivered by said Trustee
not in its own right, but solely [          ] the exercise of the powers
conferred upon it as such Trustee; and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against the Chicago Title and Trust Company on account of this instrument or on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the said Trustee in this instrument contained, either expressed or implied, all such personal liability, if any, being expressly waived and released.